UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K
____________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 7, 2022
____________________________

Rockley Photonics Holdings Limited
(Exact name of registrant as specified in its charter)
 ____________________________

Cayman Islands	001-40735	98-1644526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3rd Floor 1 Ashley Road Altrincham, Cheshire United Kingdom (Address of principal executive offices)		WA14 2DT (Zip Code)
+44 (0) 1865 292017
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Ordinary shares, $0.000004026575398 par value per share	RKLY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50 per share	RKLY.WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 7, 2022, Rockley Photonics Holdings Limited (the “Company”) entered into that certain Open Market Sale AgreementSM (the “Agreement”) with Jefferies LLC (the “Sales Agent”), under which the Company may offer and sell its ordinary shares, $0.000004026575398 par value per share (“Shares”) from time to time having an aggregate offering price of up to $100,000,000, with the Sales Agent acting as an agent for sales. Pursuant to the Agreement, the Company may offer and sell the Shares in transactions deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Act”).

The Company will pay the Sales Agent a commission equal to 3% of the aggregate gross proceeds from the sale of Shares by it as agent under the Agreement. The Company has no obligation to sell any Shares pursuant to the Agreement and may at any time suspend sales pursuant to the Agreement. Either party may terminate the Agreement at any time upon ten trading days’ prior notice without liability of any party.

The Shares will be sold pursuant to the Company’s prospectus supplement, dated October 7, 2022, which was filed with the Securities and Exchange Commission on such date, and the Company’s shelf registration statement on Form S-3 (Registration No. 333-267300), including the prospectus contained therein. Interested investors should read the registration statement, prospectus and prospectus supplement and all documents incorporated therein by reference. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The Company made certain customary representations, warranties and covenants concerning the Company and its Shares in the Agreement and agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Act.

The Company currently intends to use the net proceeds, after deducting the Sales Agent’s commission and the Company’s offering expenses, that it receives upon the issuance and sale of Shares to or through the Sales Agent for working capital and general corporate purposes, including, but not limited to, financing of capital expenditures, repayment or redemption of indebtedness, or repurchases of ordinary shares.

The foregoing description of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

_____________________________________
SM “Open Market Sale Agreement” is a service mark of Jefferies LLC

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Open Market Sale AgreementSM dated October 7, 2022 between Rockley Photonics Holdings Limited and Jefferies LLC as sales agent.
5.1	Opinion of Travers Thorp Alberga.
23.1	Consent of Travers Thorp Alberga (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockley Photonics Holdings Limited

Date:	October 7, 2022	By:	/s/ Chad Becker
		Name:	Chad Becker
		Title:	Interim Chief Financial Officer